Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT SAID "OCCULOGIX, INC.", FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO "TEARLAB CORPORATION", THE SEVENTEENTH DAY OF MAY, A.D. 2010, AT 5:02 O'CLOCK P.M.

3520855 8320	/s/ Jeffrey W. Bullock
100519685	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7998610
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 05-18-10

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OCCULOGIX, INC. ", CHANGING ITS NAME FROM "OCCULOGIX, INC. " TO "TEARLAB CORPORATION", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MAY, A.D. 2010, AT 5:02 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

3520855 8100	/s/ Jeffrey W. Bullock
100519685	Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7998609
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 05-18-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:29 PM 05/17/2010
FILED 05:02 PM 05/17/2010
SRV 100519685 - 3520855 FILE

OCCULOGIX, INC.

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OccuLogix, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1.           The name of the Corporation is OccuLogix, Inc.

2.           The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of Delaware on June 5, 2002 under the name Vascular Sciences Corporation.

3.           Pursuant to Section 242 of the DGCL, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation.

4.           The terms and provisions of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding capital stock of the Corporation pursuant to Section 242 and Subsection 228(a) of the DGCL.

5.           Article I of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

"The name of the corporation is TearLab Corporation (the "Corporation")."

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation on May 12, 2010.

By:	/s/ Elias Vamvakas
Print Name:	Elias Vamvakas
Title:	Chief Executive Officer